Exhibit T3A.48

State of Delaware Secretary of State Division of Corporations Delivered 02:37 PM 02/05/2004 FILED 01:38 PM 02/05/2004 SRV 040080486 - 3514191 FILE

Certificate of Amendment to Certificate of Formation

of

JEFFERSON MALL COMPANY II, LLC

It is hereby certified that:

1.       The name of the limited liability company (hereinafter called the “limited liability company”) is JEFFERSON MALL COMPANY II, LLC.

2.       The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on January 26, 2004

/s/ Augustus N. Stephas

Augustus N. Stephas, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)